Cohen & Co®

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 20, 2026, relating to the financial statements and financial highlights of LK Balanced Fund, a series of Managed Portfolio Series, which are included in Form N-CSR for the June 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Service Providers” in the Statement of
Additional Information.
/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
October 26, 2026